UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2007

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2007, the Board of Directors (the “Board”) of Kana Software, Inc. (“KANA”) approved a performance-based, non-equity incentive compensation plan for KANA’s executive officers (the “Executive Officers”) for fiscal year 2007 (the “Executive Compensation Plan”). The Executive Compensation Plan awards cash bonuses to Executive Officers based on KANA’s achievement of fiscal year 2007 annual and quarterly targets in the areas of profit, revenue and positive operational cash. The Executive Compensation Plan also includes an MBO component for certain Executive Officers that is set by the Chief Executive Officer (other than his own MBO, which is to be set by the Board), based on such Executive Officers’ specific position and responsibilities. If an Executive Officer achieves his or her above-mentioned targets, he or she will receive a cash bonus equal to a certain percentage of his or her annual base salary determined by the Board. In addition, the Executive Compensation Plan provides for a cash award component that will be paid if KANA’s profit is 10% above its quarterly and annual profit targets.

A description of the Executive Compensation Plan is filed as Exhibit 99.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.01	Description of Executive Compensation Plan for Fiscal Year 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ John M. Thompson
John M. Thompson
Chief Financial Officer

Date: October 29, 2007

EXHIBIT INDEX

Number	Description

99.01	Description of Executive Compensation Plan for Fiscal Year 2007.